Exhibit 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them that certain Amendment No. 3 to the Statement on Schedule 13D filed on September 10, 2008 (including additional amendments thereto) with respect to the shares of Common Stock, $1.00 par value, of Federal Signal Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  September 10, 2008

PARCHE, LLC
By:  RCG Starboard Advisors, LLC,
its managing member

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
By:  RCG Starboard Advisors, LLC,
its investment manager

RCG PB, LTD
By:  Ramius Advisors, LLC,
its investment advisor

RCG STARBOARD ADVISORS, LLC
By:  Ramius LLC,
its sole member

RCG ENTERPRISE, LTD
By:  Ramius LLC,
its investment manager

RAMIUS ADVISORS, LLC
By:  Ramius LLC,
its sole member

RAMIUS LLC
By:  C4S & Co., L.L.C.,
as managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss